Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

(As of December 31, 2012)

Name	State or Country of Organization
Alcoa Domestic LLC	Delaware
Alcoa Securities Corporation	Delaware
Howmet International Inc.	Delaware
Howmet Holdings Corporation	Delaware
Howmet Corporation	Delaware
Howmet Castings & Services, Inc.	Delaware
Alcoa International Holdings Company	Delaware
Alcoa Australian Holdings Pty. Ltd.	Australia
Alcoa of Australia Limited[1]	Australia
Alcoa of Australia Rolled Products Pty. Ltd.	Australia
Alcoa (China) Investment Company Ltd.	China
Alcoa Luxembourg S.à r.l.	Luxembourg
Alcoa à Íslandi ehf	Iceland
Alcoa Fjarðaál sf	Iceland
Alcoa Inversiones España S.L.	Spain
Alcoa Alumínio S.A.	Brazil
Alcoa World Alumina Brasil Ltda.[1]	Brazil
Estreito Energia S.A.	Brazil
Alcoa Holding GmbH	Germany
Alcoa Inespal, S.A.	Spain
Alúmina Española, S.A.[1]	Spain
Alumínio Español, S.A.	Spain
Alcoa Inversiones Internacionales S.L.	Spain
Alcoa-Köfém Kft	Hungary
Alcoa Rus Investment Holdings LLC	Russia
ZAO Alcoa Metallurg Rus	Russia
ZAO Alcoa SMZ	Russia
Alcoa Servizi S.r.L.	Italy
Alcoa Trasformazioni S.r.L.	Italy
Alcoa Transformación de Productos, S.L.	Spain
Alcoa Nederland B.V.	Netherlands
Howmet SAS	France
Alcoa Holding France SAS	France
Norsk Alcoa Holdings AS	Norway
Norsk Alcoa AS	Norway
ACC-Norway, LLC	Michigan
Alcoa Norway ANS	Norway
Alcoa UK Holdings Limited	United Kingdom
Alcoa Manufacturing (G.B.) Limited	United Kingdom
Alcoa Power Generating Inc.[2]	Tennessee
Alcoa World Alumina LLC[1,3]	Delaware
Alcoa Minerals of Jamaica, L.L.C.[1]	Delaware
Alumax Inc.	Delaware
Alumax Mill Products, Inc.	Delaware
Aluminerie Lauralco, Inc.	Delaware
Alcoa-Lauralco Management Company	Nova Scotia
Laqmar Québec G.P.	Québec
Alcoa-Aluminerie de Deschambault L.P.	Québec
Cordant Technologies Holding Company	Delaware
Alcoa Global Fasteners, Inc.	Delaware
Huck International, Inc.	Delaware
Reynolds Metals Company	Delaware
Alcoa Aluminium Deutschland, Inc.	Delaware
Alcoa GmbH	Germany
Reynolds Bécancour, Inc.	Delaware
Reynolds International, Inc.	Delaware
RMCC Company	Delaware
Alcoa Canada Ltd.	Québec
Alcoa Ltd.	Québec

The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Regulation S-X under the Securities Exchange Act of 1934.

[1]	Owned directly or indirectly 60% by the registrant and 40% by Alumina Limited.

[2]

Registered to do business in Tennessee under the name APG Trading, in Indiana under the name of AGC, in North Carolina under the name of Yadkin, in New York under the name of Long Sault and in Washington under the name of Colockum.

[3]	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.